Exhibit 10.9

Exclusive Technical Consulting and Service Agreement

by and between

Fenghuang On-line (Beijing) Information Technology Co., Ltd.

and

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

December 31, 2009

Exclusive Technical Consulting and Service Agreement

This Exclusive Technical Consulting and Service Agreement (the “Agreement”) is entered into by the following two Parties on December 31, 2009 in Beijing, the People’s Republic of China (“China”):

(1)              Beijing Tianying Jiuzhou Network Technology Co., Ltd. (“Party A”)

Registered Address: Floor 5 Information Building, No. 12 Zhongguancun South

Street, Haidian District, Beijing 100081 China

Legal Representative: Haiyan Qiao

and

(2)              Fenghuang On-line (Beijing) Information Technology Co., Ltd. (“Party B”)

Registered Address: Floor 5 Information Building, No. 12 Zhongguancun South

Street, Haidian District, Beijing 100081 China

Legal Representative: Shuang Liu

Party A and Party B are referred to herein individually as a “Party” and collectively as “Parties”.

Recital

WHEREAS, Party A is a limited liability company duly registered and validly existing in Beijing, China, its main business being the provision of internet information services and information services pertaining to mobile network value-added telecommunication business; and

WHEREAS, Party B is a wholly foreign-owned enterprise duly registered and validly existing in Beijing, China, its main business being internet technology development and services;

WHEREAS, Party A decides to engage Party B, as the exclusive technical license and service provider of Party A, to provide relevant technical license, service and assistance to Party A, and Party B agrees to provide relevant technical services to Party A subject to the terms and conditions hereof.

NOW, THEREFORE, the Parties have agreed as follows upon friendly consultation:

ARTICLE ONE     DEFINITION

1.1                                         Unless otherwise interpreted pursuant to the terms or context herein, each of the terms used herein shall have the meaning ascribed to it below:

“Annual Business Plan” shall mean Party A’s business development plan and budget for the immediate succeeding calendar year as prepared by Party A hereunder with Party B’s assistance prior to November 30 each year.

“Business-related Technology” shall mean any and all software and technology that relate to Party A’s Business developed by Party A on the basis of the services provided by Party B hereunder.

“Relevant Information” shall have the meaning ascribed to it in Section 6.1 hereof.

“Confidential Information” shall have the meaning ascribed to it in Section 6.2 hereof.

“Default Party” shall have the meaning ascribed to it in Section 11.1 hereof.

“Breach” shall have the meaning ascribed to it in Section 11.1 hereof.

“Equipment” shall mean any and all equipment owned or purchased by Party B from time to time for the purpose of providing the Service hereof.

“Non-default Party” shall have the meaning ascribed to it in Section 11.1 hereof.

“Party A’s Business” shall mean all internet service businesses that are and will be conducted and developed by Party A at any time during the term of this Agreement.

“Receiving Party” shall have the meaning ascribed to it in Section 6.2 hereof.

“Rights” shall have the meaning ascribed to it in Section 13.5 hereof.

“Services” shall mean the services set forth in Exhibit 1 hereto, which will be provided by Party B to Party A exclusively.

“Service Fee” shall mean all fees payable by Party A to Party B in connection with the software license granted and other services provided by Party B in accordance with Article Three hereof.

1.2                                        Any reference herein to any law and regulation (collectively, “Law(s)”) shall be deemed:

1.2.1                                to include amendments, revisions, additions and updates to such Law, whether enacted prior to or after the execution of this Agreement; and

1.2.2                                to include other decisions, notices and rules promulgated or enacted in accordance with the provisions of such Law.

1.3                                         Unless otherwise stated herein, references to articles, sections, subsections and paragraphs herein shall mean Articles, Sections, Subsections and Paragraphs of this Agreement.

ARTICLE TWO    EXCLUSIVE SERVICE

2.1                                         In furtherance of Party A’s Business, Party A intends to engage Party B to provide, and Party B agrees to provide, the Services. In connection therewith, Party A appoints Party B as Party A’s exclusive service provider and Party B agrees to accept such appointment.

2.2                                         Party B shall provide the Services to Party A in accordance with the terms and conditions of this Agreement and Party A shall use its best effort to facilitate Party B’s Services.

2.3                                         Any and all Services required by Party A in its business operations shall be provided exclusively by Party B, in its capacity as the exclusive technology license and service provider of Party A, unless otherwise agreed to by the Parties herein.  Without Party B’s prior consent in writing, Party A may not seek any third party other than Party B for the provision of the Services by any means hereunder.

2.4                                         Party A agrees that in the event that Party B is objectively unable to provide certain Services to Party A, Party B may appoint at its own discretion a third party to provide such Services to Party A in accordance with the terms and conditions of this Agreement. Party A further agrees that at all times Party B shall have the right to entrust, with or without cause, the Services which should have been provided by Party B to Party A pursuant to this Agreement to a qualified third party in lieu of Party B and Party A will accept the Services provided by such third party entrusted by Party B.

2.5                                         Party A may at its own discretion seek the Services from any third party if:

2.5.1                                Party B voluntarily abandons its right as the exclusive service provider and agrees in writing to the provision of the Services by a third party to Party A;

2.5.2                                Party B is objectively unable to provide certain Services to Party A and fails to appoint an appropriate third party to provide such Services to Party A; or

2.5.3                                Party B decides not to provide certain Services to Party A and not to appoint an appropriate third party to provide such Services to Party A.

ARTICLE THREE    SERVICE FEE

3.1                                         In consideration of the Services provided by Party B pursuant to Article Two hereof, Party A agrees to pay Party B the Service Fee described in Section 3.2 hereof, which shall include:

(i)                 an amount equaling a certain percentage of the annual gross revenue of Party A, the percentage of which shall be provided by Party B in a written notice, and

(ii)              a fee otherwise agreed by the Parties for certain specific technology license and service provided by Party B from time to time at Party A’s request.

3.2                                         Both Parties agree that the Service Fee shall be paid as follows:

(i)                 The Service Fee shall be paid by Party A to Party B on a monthly basis. Party A shall pay the Service Fee described in Section 3.1 (i) to Party B prior to the Tenth (10th) business day of each month.

(ii)              Following the end of each fiscal year of Party A, both Parties shall conduct an overall examination and verification of the Service Fee actually paid by Party A on the basis of the annual gross revenue of Party A for the immediately preceding year as confirmed by the audit report issued by the PRC registered accountant accepted by both Parties and make appropriate adjustments within Fifteen (15) business days following the issuance of such audit report, so that any overcharge will be refunded or any deficiency will be compensated for.  Party A warrants to Party B that it will provide all necessary materials and assistance to the relevant PRC registered accountant and cause the preparation and issuance to both Parties of the foregoing audit report by such accountant within Thirty (30) business days following the end of each fiscal year.

3.3                                         Party A shall transmit timely all the Service Fee pursuant to this Article Three to the bank account designated by Party B.  In the event of any change to such bank account, Party B shall give Party A a Seven (7)-business day prior notice in writing.

3.4                                         Notwithstanding the provisions of this Section 3.1, the actual amount of the Service Fee described therein may be adjusted upon mutual agreement of the Parties.

ARTICLE FOUR    PARTY A’S OBLIGATIONS

4.1                                         Party B’s Services hereunder shall be exclusive. During the term hereof, Party A may not, without Party B’s prior consent in writing, enter into any agreement with any third party in an attempt to engage such third party for services identical to or similar with the Services provided by Party B hereunder.

4.2                                         Prior to the 30th day of November of each year, Party A shall submit its final annual business plan for the immediately succeeding year to Party B, so that a corresponding service plan can be developed and necessary software, equipment and technical force be prepared by Party B. If Party A requires ad hoc that any new equipment be replenished by Party B, Party A shall negotiate with Party B fifteen (15) days in advance and the Parties shall endeavor to reach an agreement in connection therewith.

4.3                                         To facilitate the Services to be provided by Party B, Party A shall make available to Party B, timely and correctly, all relevant materials required by Party B.

4.4                                         Party A shall pay the Service Fee to Party B pursuant to Article Three hereof in a timely and sufficient manner.

4.5                                         Party A shall safeguard its business reputation, develop its business diligently and aim at maximum returns.

ARTICLE FIVE    INTELLECTUAL PROPERTY

5.1                                         Any and all intellectual property rights in the work product created by Party B during the course of provision of the Services shall be vested in Party B.

5.2                                         In light of the reliance of Party A’s Business on the Services to be provided by Party B hereunder, Party A agrees that, with respect to any business-related technologies developed by Party A on the basis of such Services (the “Business-related Technology”),

(i)                 the ownership and patent application right therein shall be vested in

Party B if such Business-related Technology is obtained by Party A through any further development upon entrustment by Party B, or through joint development with Party B.

(ii)              the ownership therein shall be vested in Party A if such Business-related Technology is obtained by Party A through its independent development, provided, however, that (A) Party A shall promptly inform Party B of the details of such Business-related Technology and provide Party B with the relevant materials per its request; (B) in the event that Party A intends to license or transfer such Business-related Technology, Party A shall give Party B top priority to be transferred or granted the exclusive license to use, to the extent permitted by the mandatory laws of China, such Business-related Technology, and Party B shall have the right (but not the obligation) to use such Business-related Technology to the extent transferred or granted by Party A; Party A may license or transfer such Business-related Technology to a third party on conditions (including but not limited to transfer price or license fee) less favorable than that offered to Party B only when Party B waives its pre-emptive right or exclusive use right with respect to such Business-related Technology and Party A shall warrant that such third party will perform all Party A’s liabilities and obligations hereunder; and (C) notwithstanding the provisions of clause (B) above, Party B may propose to purchase the Business-related Technology at One Renminbi (RMB1) or the minimum purchase price permitted by the then applicable law at any time during the term set forth in Section 8.1 hereof, and Party A shall agree to Party B’s proposal to the extent permitted by the mandatory laws of China.

5.3                                         In the event that Party B is granted the exclusive license to use the Business-related Technology pursuant to Section 5.2 (ii) above, such license shall be handled as follows:

(i)                 Such license shall have a term of no less than five (5) years (as of the date on which the relevant license agreement becomes effective);

(ii)              The right as defined under such license shall be maximum to the extent possible;

(iii)           During the license term and within the licensed territory, no party other than Party B (including Party A) may use or license the use of the Business-related Technology in any manner; and

(iv)          Upon the expiration of the license term, Party B may request for a renewal of the license agreement, to which request Party A shall agree, and the terms and conditions of the renewed license agreement shall remain unchanged, except to the extent accepted by Party B.

5.4                                         Notwithstanding the provisions set forth in Section 5.2 (ii) above, patent application in respect of any Business-related Technology described in Section 5.2 (ii) above shall be handled as follows:

(i)                 Party A shall obtain Party B’s prior consent in writing if Party A intends to apply for patent in respect of any Business-related Technology described in Section 5.2 (ii) above.

(ii)              Party A may apply for patent in respect of any Business-related Technology or transfer the application right thereto to a third party only after Party B has waived its right of purchasing such application right.  To the extent that Party A transfers such application right to any third party, Party A shall ensure that such third party will perform all Party A’s liabilities and obligations hereunder and that the terms and conditions (including but not limited to the transfer price) of such transfer shall not be more favorable than that offered to Party B pursuant to Section 5.4 (iii) below.

(iii)           At any time during the term hereof, Party B may request that application(s) for the patent in respect of any Business-related Technology be filed by Party A. In addition, Party B may, at its own discretion, determine whether it will purchase the right to such application. Upon Party B’s request, Party A shall, to the extent permitted by the mandatory laws of China, transfer the right to such application to Party B at One Renminbi (RMB1) or the minimum purchase price permitted by the then applicable law. If Party B is granted any patent upon its exercise of such application right, Party B shall be the lawful owner of such patent.

5.5                                         Each of Party A and Party B hereby warrants to the other that it will indemnify the other Party for any and all economic losses arising out of its violation of any intellectual property right of any third party (including copyright, trademark right, patent right and other proprietary rights).

ARTICLE SIX    CONFIDENTIALITY OBLIGATION

6.1                                         All information and other relevant materials in connection with Party A’s Business and the Services provided by Party B hereunder during the term hereof (the “Relevant Information”) shall be owned jointly by both Parties.

6.2                                         Notwithstanding the termination of this Agreement, both Party A and Party B shall keep in confidence the business secrets and proprietary information of the other Party, the Relevant Information and other relevant materials owned jointly by both Parties, as well as any other information not made known to the general public (collectively, “Confidential Information”) to which either Party may have access during the performance of this Agreement.  Without the prior consent in writing of the other Party or unless disclosure of such Confidential Information to any third party is required by applicable law or Listing Rules, the Party receiving such Confidential Information (the “Receiving Party”) may not disclose such Confidential Information, in whole or in part, to any third party, nor may the Receiving Party use directly or indirectly such Confidential Information, in whole or in part, except to the extent required by the performance of this Agreement.

6.3                                         Confidential Information does not include any information which

(a)                                  is already known by the Receiving Party as indicated by written evidence;

(b)                                 has entered into public domain through no fault of the Receiving Party or become known by the general public for any other reasons; or

(c)                                  is hereafter lawfully obtained by the Receiving Party through other channels.

6.4                                         The Receiving Party may disclose Confidential Information to its employees, agents or professional personnel engaged by the Receiving Party, provided, however, that such individuals shall also be bound by this Agreement, keep the secrecy of the Confidential Information, and use the Confidential Information solely for the purpose of the performance hereunder.

ARTICLE SEVEN    REPRESENTATIONS AND WARRANTIES

7.1           Party A hereby represents and warrants that

7.1.1                        it is a limited liability company duly registered and validly existing under the laws of the jurisdiction in which it is registered, has independent legal person qualification and the complete and independent legal status and capacity required to sign, deliver and perform this Agreement, and may act as an independent litigation subject;

7.1.2                        it has full internal corporate power and authorization to sign and deliver this Agreement as well as all other documents to be signed by it in connection with the transaction anticipated herein and it has full power and authorization to consummate the transaction anticipated herein; this Agreement is duly and appropriately signed and delivered by it and constitutes its lawful, valid and binding obligations, enforceable in accordance with its terms;

7.1.3                        it owns the valid business license required to conduct its business and has full rights and qualifications required to conduct the internet service business within China as well as other Party A’s Business it currently engages in as of the day on which this Agreement becomes effective;

7.1.4                        it will submit to Party B a quarterly financial statement for the then current quarter and budget for the immediately succeeding quarter within ten (10) business days following the end of each quarter and an annual financial statement for the then current year and budget for the immediately succeeding year within thirty (30) business days following the end of each year;

7.1.5                        it will promptly advise Party B of any lawsuit in which it is involved and other adverse conditions and make its best effort to mitigate losses; and

7.1.6                        it will not dispose of any of its material assets or change its existing equity structure in any manner without Party B’s consent in writing.

7.2           Party B represents and warrants that

7.2.1                        it is a limited liability company duly registered and validly existing under the PRC laws, has independent legal person qualification and the complete and independent legal status and capacity required to sign, deliver and perform this Agreement, and may act as an independent litigation subject; and

7.2.2                        it has full internal corporate power and authorization to sign and deliver this Agreement as well as all other documents to be signed by it in connection with the transaction anticipated herein and it has full power and authorization to consummate the transaction anticipated herein; this Agreement is duly and appropriately signed and delivered by it and constitutes its lawful, valid and binding obligations, enforceable in accordance with its terms.

ARTICLE EIGHT    TERM OF THIS AGREEMENT

8.1                                         Both Parties hereby acknowledge that this Agreement shall become effective on the date on which it is duly signed by the Parties and shall continue being effective unless renewed or terminated in advance by Party B upon notifying Party A in writing.

8.2                                         Upon the termination of this Agreement, both Party A and Party B shall continue to perform their obligations under Articles Three and Six hereof.

ARTICLE NINE    INDEMNIFICATION

Party A shall indemnify Party B and hold it free and harmless against all losses which Party B suffers or may suffer in rendering the Services hereunder, including but not limited to any and all losses arising out of any lawsuit, recovery, arbitration or claim brought forth by any third party or any administrative investigation or penalty, except where such losses are caused by Party B’s willful misconduct or gross default.

ARTICLE TEN    NOTICE

10.1                                   Any and all notices, requests, instructions or other communications required to be made hereof or made pursuant to this Agreement by one Party to the other hereunder shall be made in writing.

10.2                                   The foregoing notice or other communication shall be deemed duly given upon its delivery by fax or telex or personal delivery or five (5) days following its delivery by mail.

ARTICLE ELEVEN    LIABILITIES FOR BREACHING

11.1                                   Both Parties agree and acknowledge that a substantial breach of any covenant or failure to substantially perform any obligation hereunder by any Party (the “Default Party”) shall constitute a breach of this Agreement (“Breach”), and the non-default Party (the “Non-default Party”) shall have the right to demand rectification or remedy by the Default Party within a reasonable period of time. If the Default Party fails to rectify the Breach or to take remedial measures within such reasonable period of time or ten (10) days following the Non-default Party’s written notice and demand for rectification thereof, then, in the case of any Breach by Party A, the Non-default Party may, at its own discretion, (i) terminate this Agreement and demand indemnification by the Default Party for all damages, or (ii) ask the Default Party to continue performing its obligations hereunder and indemnify the Non-default Party for all its damages; or, in the case of any Breach by Party B, the Non-default Party may ask the Default Party to continue performing its obligations hereunder and indemnify the Non-default Party for all its damages.

11.2                                   Both Parties agree and acknowledge that under no circumstances may Party A terminate this Agreement on any ground, unless otherwise provided for by law or this Agreement.

11.3                                   Notwithstanding any other provisions herein, the provisions of this Article Eleven shall survive the suspension or termination of this Agreement.

ARTICLE TWELVE    FORCE MAJEURE

In the event that a Party’s performance of this Agreement or any other covenants of the Parties is directly affected by an earthquake, typhoon, flood, fire, war, computer virus, design loophole in any software tool, hacker attack on the internet, amendment to law or policy or any other event of force majeure which is not foreseeable or the result of which is not to be prevented or avoided, such Party shall immediately give the other Party a notice by fax of such event and within thirty days (30) thereafter provide a detailed report thereof as well as a certification document explaining the cause for the non-performance or delayed performance of this Agreement, which certification document shall be issued by the public notary of the region in which the event of force majeure occurred. The Parties shall decide through consultation whether performance of this Agreement, in whole or in part, shall be relieved or delayed to the extent affected by such event. With respect to economic losses sustained by either Party as a result of such event, neither Party shall be liable.

ARTICLE THIRTEEN    MISCELLANEOUS

13.1                                   This Agreement is made in Chinese in two (2) original copies, with each Party hereto holding one (1) copy.

13.2                                   The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

13.3                                   Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through negotiation. In the event that the Parties cannot reach an agreement within thirty (30) days following the occurrence of such dispute, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of such commission then in effect. The arbitration shall be conducted in Beijing and the arbitral award shall be final and binding upon both Parties.

13.4                                   The rights, power and remedies provided for either Party herein shall not exclude any other rights, power or remedies to which such Party is entitled under law, regulations, and other provisions herein, and the exercise by one Party of its right, power, or remedies shall not hinder its exercise of any other right, power, or remedies.

13.5                                   Failure to exercise or delay in exercising any right, power, or remedies under this Agreement or law (collectively, the “Rights”) shall not be deemed a waiver of such Rights, and any waiver of single or partial exercise of the Rights shall not exclude the exercise of the Rights in any other manner or the exercise of any other Rights.

13.6                                   Headings herein are inserted for ease of reference only. In no event may such headings be used to interpret or affect the interpretation of the provisions herein.

13.7                                   This Agreement shall supersede all other agreements, written or oral, of the Parties regarding the subject matter of this Agreement and constitute the entire agreement of the Parties concerning such subject matter.

13.8                                   All provisions herein are separable and independent of any other provisions. If one or more provisions hereof are held invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be adversely affected thereby.

13.9                                   Amendment or addition to this Agreement shall be made in writing and may not become effective unless and until duly executed by the Parties.

13.10                             No Party may assign any of its rights and/or obligations hereunder to any third party without the prior consent of the other Party in writing.

13.11                             This Agreement shall be binding upon the legal assigns of both Parties.

13.12                             Both Parties warrant that they will report and pay their respective taxes arising out of the transaction anticipated herein in accordance with law.

[Remainder of the page left blank intentionally]

[signature page]

IN WITNESS HEREOF, the Parties have signed this Exclusive Technical Consulting and Service Agreement as of the date and in the place first written above.

Party A: Beijing Tianying Jiuzhou Network Technology Co., Ltd. (seal)

By:	/s/ Ming Chen	(signed)
Name: Ming Chen
Title: Authorized Representative:

Party B: Fenghuang On-line (Beijing) Information Technology Co., Ltd. (seal)

By:	/s/ Shuang Liu	(signed)
Name:
Title: Authorized Representative:

EXHIBIT 1: LIST OF TECHNICAL LICENSE AND SERVICES

Technical Support with Respect to Mobile Network Value-added Telecommunication Business

As the technical service provider of Party A and subject to the terms and conditions hereof, Party B hereby agrees to provide to Party A technical services required by the mobile network value-added telecommunication business, which services include but not limited to:

(1)                                  development, updating and upgrading of user-end software;

(2)                                  development, updating and upgrading of network server-end software;

(3)                                  technological development and maintenance of databank;

(4)                                  development of system technology;

(5)                                  master system design plan;

(6)                                  system installation and debugging;

(7)                                  system commissioning and testing;

(8)                                  installation and debugging of system expansion;

(9)                                  examination and maintenance of operational hardware;

(10)                            daily maintenance of system software;

(11)                            transformation and upgrading of system software.

Technical Support with Respect to Internet Information Service

Party B hereby agrees to provide to Party A technical services relating to website operations, which services include but not limited to:

(1)                                  development, updating and upgrading of network user-end software;

(2)                                  development, updating and upgrading of network server-end software;

(3)                                  technological development and maintenance of databank;

(4)                                  development of website system technology;

(5)                                  master website system design plan;

(6)                                  website system installation and debugging;

(7)                                  website system commissioning and testing;

(8)                                  installation and debugging of website system expansion;

(9)                                  examination and maintenance of website operational hardware;

(10)                            daily maintenance of website system software;

(11)                            transformation and upgrading of website system software;

(12)                            with respect to various information to be employed by Party A in its internet information services, including but not limited to information pertaining to news, finance, science and technology, sports, entertainment, games, fashion, education, medical care, culture, and professionals resources, provide compilation, statistics, integration, databank programming, and technical platform design services, assist in determining the content framework and  channel structure design for the foregoing, and provide content updating services at the technical level;

(13)                            provide webpage design and technical support to Party A and assist Party A in providing light and friendly interfaces for news browse, purchase, medical care, chat, entertainment, inquire and register services;

(14)                            with respect to system software which is provided by Party B to Party A for its website operation, Party B shall also provide Party A with system documentation such as user guide and manual in relation to such website operation system software;

(15)                            where Party B’s assistance is required by Party A in its endeavor to modify its website system environment, including the operation system and databank environment, Party B shall provide relevant solutions; and

(16)                            assist Party A in resolving issues arising out of the installation and operation of the website operational equipments.

Technical Support with Respect to Network Advertisement Business

Party B hereby agrees to provide to Party A technical services relating to its network advertisement business, which services include but not limited to:

(1)                                  development, updating and upgrading of network advertisement release software;

(2)                                  installation and commissioning of network advertisement release software;

(3)                                  technical maintenance of network advertisement release software; and

(4)                                  design and production of network advertisements.

Technical Training

Party B hereby agrees to provide the following training to Party A and its employees:

(1)                                  technical training with respect to the installation and operation of equipment and devices;

(2)                                  training on appropriate customer service, technology and etc; and

(3)                                  training on the use of the network editing software.

Technical Consulting Service

(1)                                  provide consulting services with respect to the purchase of equipments, software and hardware required by Party A in its network operations, including but not limited to technical suggestions with respect to the selection of various tool software, application software and technical platform, the installation and commissioning of systems, and the purchase, model and performance of various hardware equipment and devices;

(2)                                  provide technical consulting services such as technical demonstration, technical projection, special technical investigation, analysis and assessment with respect to the technical project designated by Party A;

(3)                                  provide technical consulting services with respect to network software, hardware, equipment, and system network editing software application which are set up or will be set up by Party A;

(4)                                  provide Party A with the following information with respect to international, domestic and Party A’s network services: trends of special network services, investigations on technology, expenses and income, and analysis and assessment reports;

(5)                                  Party A may consult Party B’s technical supporting engineers for solutions to specific technical issues through email, telephone and fax, and Party B’s engineers will respond and assist clients in resolving such issues;

(6)                                  in the event of any emergency which cannot be handled by Party A, Party B’s engineers will logon remotely upon Party A’s consent, examine the system status and resolve the problem.

(7)                                  Party B will satisfy other technical consulting requirements of Party A to the extent of Party B’s capacity.